EXHIBIT 99.1

LTX-Credence Announces Third Quarter Results

MILPITAS, Calif., May 26, 2010 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), a global provider of focused, cost-optimized ATE solutions, today announced financial results for its third fiscal quarter ended April 30, 2010.

Sales for the quarter were $56,069,000, up 17% from the prior quarter sales of $48,000,000. Net income for the quarter was $6,829,000, or $0.05 per share on a GAAP basis. Excluding the net impact of special items totaling $(2,338,000), and amortization of purchased intangible assets of $2,664,000, the net income for the quarter was $7,155,000, or $0.05 per share on a non-GAAP basis. Excluding the additional shares issued in the March secondary offering, the non-GAAP earnings per share would have been $0.06, compared to our original non-GAAP guidance of $0.04 to $0.05 earnings per share.

Dave Tacelli, chief executive officer and president, commented, "Our results for the third quarter, and guidance for the fourth, indicate that our business continues to gain momentum. We continue to grow market share and win new customers in our business initiatives targeting the microcontroller, general purpose wafer probe and precision analog market segments. We are benefiting from a strong growth cycle, have a pipeline of new products, a balance sheet essentially debt free and a business model delivering results among the best in our industry."

Fourth Quarter Fiscal 2010 Outlook

For the quarter ending July 31, 2010, revenue is expected to be in the range of $71 million to $73 million, a sequential increase of approximately 27% to 30% from the 2010 third fiscal quarter. The non-GAAP net income is expected to be approximately $0.10 per share, assuming 147 million basic shares outstanding. The non-GAAP net income guidance excludes amortization of purchased intangible assets of $2.7 million.

The Company will conduct a conference call today, May 26, 2010, at 10:00 AM EDT to discuss this release. The conference call may be accessed via telephone by dialing 866.700.7477, passcode 87475177. The conference call will also be simulcast via the LTX-Credence web site (www.ltxc.com).  Audio replays of the call can be heard through June 25, 2010 via telephone by dialing 888.286.8010, pass code 60016672 or by visiting our web site at www.ltxc.com.

Information About Non-GAAP Measures

LTX-Credence supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net income for the quarter and nine months ended April 30, 2010 excludes the amortization of purchased intangible assets and other special items. Management finds the non-GAAP information to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's fourth fiscal quarter, including the financial guidance on revenue and earnings or loss per share, financial operating results including net income or loss and earnings or loss per share, continued customer adoption of recent product introductions, product developments, potential customer expansion and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward‑looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward‑looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions, the duration and severity of the current economic climate, fluctuations in business and consumer spending; fluctuations in our sales and operating results; risks related to the timely development of new products, options and software applications, as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those included under the heading "Business Risks" in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2010. LTX-Credence disclaims any intention or obligation to update any forward‑looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

LTX-Credence is a global provider of ATE solutions designed to deliver value through innovation enabling customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.ltxc.com.

LTX-Credence and LTXC are trademarks of LTX-Credence Corporation.

All other trademarks are the property of their respective owners.

LTX-Credence Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)
	April 30, 2010	July 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$ 75,520	$ 86,488
Marketable securities	461	9,152
Accounts receivable - trade, net	38,246	23,578
Accounts receivable - other, net	1,683	1,374
Inventories, net	26,813	35,339
Prepaid expenses and other current assets	4,742	12,163
Total current assets	147,465	168,094

Property and equipment, net	29,973	38,301
Intangible assets, net	14,941	22,933
Goodwill	43,030	43,030
Other assets	934	2,811
Total assets	$ 236,343	$ 275,169

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$ 1,520	$ 53,120
Accounts payable	15,421	18,551
Other accrued expenses	29,847	41,827
Deferred revenues and customer advances	10,593	7,373
Total current liabilities	57,381	120,871

Long-term debt, net of current portion	800	32,610
Other long-term liabilities	16,480	16,284
Stockholders' equity	161,682	105,404
Total liabilities and stockholders' equity	$ 236,343	$ 275,169

LTX-Credence Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2010	2009	2010	2009

Net sales	$ 56,069	$ 24,667	$ 145,919	$ 102,201
Cost of sales	23,921	17,674	67,603	67,754
Inventory-related provision	--	--	--	19,311
Gross profit	32,148	6,993	78,316	15,136

Engineering and product development expenses	12,339	16,556	36,179	58,729
Selling, general, and administrative expenses	11,414	11,120	29,295	40,502
Impairment of property and equipment and consignments	--	--	--	5,799
Amortization of purchased intangible assets	2,664	4,446	7,992	11,856
Acquired in-process research and development	--	--	--	6,200
Restructuring	788	3,315	2,027	21,845
Income (loss) from operations	4,943	(28,444)	2,823	(129,795)

Other income, net	1,851	822	1,862	2,915
Income (loss) before provision (benefit) for income taxes	6,794	(27,622)	4,685	(126,880)
Provision (benefit) for income taxes	(35)	197	237	835
Net income (loss)	$ 6,829	$ (27,819)	$ 4,448	$ (127,715)

Net income (loss) per share:

Basic	$ 0.05	$ (0.22)	$ 0.03	$ (1.06)
Diluted	$ 0.05	$ (0.22)	$ 0.03	$ (1.06)

Weighted average shares outstanding:

Basic	139,609	127,189	131,912	120,322
Diluted	142,487	127,189	134,175	120,322

LTX-Credence Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share amounts)
(unaudited)

	Three Months		Nine Months
	Ended	Earnings	Ended	Earnings
	April 30, 2010	Per Share	April 30, 2010	Per Share

GAAP net income	$ 6,829	$ 0.05	$ 4,448	$ 0.03
Amortization of purchased intangible assets	2,664	0.02	7,992	0.06
Restructuring	788	0.01	2,027	0.02
Gain on extinguishment of debt	(2,126)	(0.02)	(2,426)	(0.02)
Recovery of previously written off accounts receivable	(1,000)	(0.01)	(1,600)	(0.01)
Non-GAAP net income	$ 7,155	$ 0.05	$ 10,441	$ 0.08

Weighted average shares outstanding:

Basic		139,609		131,912
Diluted		142,487		134,175

CONTACT:  LTX-Credence Corporation
          Rich Yerganian
          781.467.5063
          rich_yerganian@ltxc.com